Exhibit 1.1

3,379,000 Shares

VICAL INCORPORATED

Shares of Common Stock
($.01 par value)

PLACEMENT AGENT AGREEMENT

March 23, 2004

SG COWEN SECURITIES CORPORATION
1221 Avenue of the Americas
New York, New York 10020

Dear Sirs:

Vical Incorporated, a Delaware corporation (the “Company”), proposes to sell to the Purchasers (defined below), pursuant to the terms of this Placement Agent Agreement (this “Agreement”) and the Subscription Agreements in the form of Exhibit A attached hereto (the “Subscription Agreements”) entered into with the Purchasers identified therein (each a “Purchaser” and, collectively, the “Purchasers”), an aggregate of 3,379,000 shares of Common Stock, $.01 par value (the “Common Stock”), of the Company.  The aggregate of 3,379,000 shares so proposed to be sold is hereinafter referred to as the “Stock.”  The Company hereby confirms its agreement with SG Cowen Securities Corporation (“SG Cowen”) as follows (certain terms used herein are defined in Section 13 hereof):

1.             AGREEMENT TO ACT AS PLACEMENT AGENT; PLACEMENT OF SECURITIES.  On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement:

(a)           The Company hereby authorizes SG Cowen to act as its exclusive agent (in such capacity, the “Placement Agent”) to solicit offers for the purchase of all or part of the Stock from the Company in connection with the proposed offering of the Stock (the “Offering”). So long as this Agreement shall remain in effect, the Company shall not, without the prior consent of the Placement Agent, solicit or accept offers to purchase the Stock otherwise than through the Placement Agent.

(b)           The Placement Agent agrees, as agent of the Company, to use its commercially reasonable efforts to solicit offers to purchase the Stock from the Company on the terms and subject to the conditions set forth in the Base Prospectus (as defined below) and the Prospectus Supplement (as defined below). The Placement Agent shall make commercially reasonable efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase Stock has been solicited by the Placement Agent and accepted by the Company, but the Placement Agent shall not, except as otherwise provided in this Agreement, be obligated to disclose the identity of any potential purchaser or have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will the Placement Agent be obligated to purchase any Stock for its own account and, in soliciting purchases of Stock, the Placement Agent shall act solely as the Company’s agent and not as principal. Notwithstanding the foregoing and except as otherwise provided in Section 1(c), it is understood and agreed that the Placement Agent (or its affiliates) may, solely at its discretion and without any obligation to do so, purchase Stock as principal, provided that the fact that the Placement Agent (or its affiliate) is a Purchaser is disclosed to the Company and the Company approves such purchase of Stock in accordance with Section 1(c).

(c)           Subject to the provisions of this Section 1, offers for the purchase of Stock may be solicited by the Placement Agent as agent for the Company at such times and in such amounts as the Placement Agent deems advisable. The Placement Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Stock received by it as agent of the Company. The Company shall have the sole right to accept offers to purchase the Stock and may reject any such offer, in whole or in part. The Placement Agent shall have the right, in its discretion reasonably exercised, subject to providing prior notice to the Company, to reject any offer to purchase Stock received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

(d)           The purchases of the Stock by the Purchasers shall be evidenced by the execution of the Subscription Agreements by each of the parties thereto.

(e)           As compensation for services rendered, on the Closing Date (as defined below) the Company shall pay to the Placement Agent by wire transfer of immediately available funds to an account or accounts designated by the Placement Agent, an amount equal to six percent (6.0%) of the gross proceeds received by the Company from the sale of the Stock on such Closing Date.

(f)            No Stock which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Stock shall have been delivered to the Purchaser thereof against payment by such Purchaser. If the Company shall default in its obligations to deliver Stock to a Purchaser whose offer it has accepted, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company.

2.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.   The Company represents and warrants to, and agrees with, the Placement Agent and the Purchasers that:

(a)           The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such Form (Registration File No. 333-107986), which became effective as of December 9, 2003, for the registration under the Securities Act of Common Stock, including the Stock. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a supplement to the form of prospectus included in such registration statement relating to the placement of the Stock and the plan of distribution thereof and has advised the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called a “Prospectus Supplement.” Any reference herein to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be.  No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission.

(b)           The Registration Statement (and any post-effective amendment thereto to be filed with the Commission on or prior to the Closing Date) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and

Regulations, and none of such Incorporated Documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties as to information, if any, contained in or omitted from the Prospectus Supplement or any amendment thereof or  supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Placement Agent specifically for use in the Registration Statement or the Prospectus Supplement, which information the parties hereto agree is limited to the Placement Agent’s Information as defined in Section 15.  No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.  There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(c)           The Company has delivered, or will as promptly as practicable deliver, to the Placement Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Base Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests.  Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the completion of the distribution of Stock, any offering material in connection with the offering and sale of the Stock other than the Base Prospectus and the Prospectus Supplement or, from and after delivery of the Base Prospectus and the Prospectus Supplement, the Registration Statement and copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

(d)           The Company has been duly organized and is validly existing as a corporation and is in good standing (or the equivalent thereof, if any) under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing (or the equivalent thereof, if any) as a foreign corporation in each jurisdiction in which the ownership or lease of property or the conduct of its business requires such qualification, and has all power and corporate authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified and in good standing or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition

(financial or otherwise), results of operations, business, properties or prospects of the Company (a “Material Adverse Effect”).  The Company has no subsidiaries.

(e)           The Stock to be issued and sold by the Company hereunder and under the Subscription Agreements has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights.  The Stock conforms to the description thereof contained in the Base Prospectus and the Prospectus Supplement.

(f)            The Company has an authorized capitalization as set forth in the Base Prospectus and the Prospectus Supplement, all of the issued and outstanding shares of Common Stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Base Prospectus and the Prospectus Supplement. There are no outstanding options, warrants, or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company that have been granted by the Company other than those accurately described in the Base Prospectus and the Prospectus Supplement.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Base Prospectus and the Prospectus Supplement accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(g)           The Stock when issued and sold by the Company against payment therefor as provided herein, will be free and clear of any claim, security interest, defect or restriction of any kind (“Liens”).

(h)           The Company has the full right, power and corporate authority to enter into this Agreement and each of the Subscription Agreements and to perform and to discharge its obligations hereunder and thereunder; and each of this Agreement and each of the Subscription Agreements has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles, and except to the extent that the indemnification and contribution provisions of Section 7 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(i)            The execution, delivery and performance of this Agreement and the Subscription Agreements by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such breach, violation or default which would not reasonably be likely to have a Material Adverse Effect, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any statute, law, rule or regulation, judgment, order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets.

(j)            There is no franchise, contract, lease, instrument or other document of a character required by the Securities Act or the Rules and Regulations to be described in the Base Prospectus and the Prospectus Supplement, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required.  All statements summarizing any franchises, contracts, leases, instruments or other documents or legal matters contained in the Registration Statement are accurate and complete in all material respects.  No franchise, contract, lease, instrument or other document described in the Base Prospectus and the Prospectus Supplement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice or any other knowledge of any such pending or threatened suspension or termination by any of such other parties thereto, except, in either case, as described in the Base Prospectus and the Prospectus Supplement, and except for such pending or threatened suspensions or terminations that would not reasonably be likely to, singularly or in the aggregate, have a Material Adverse Effect.

(k)           All existing minute books of the Company, including all existing records of all meetings and actions of the board of directors (including, Audit, Compensation, Stock Plan, Nominating/Corporate Governance and other board committees) and stockholders of the Company from January 1, 1999 through the date of the latest meeting and action (collectively, the “Corporate Records”) have been made available to the Placement Agent and counsel for the Placement Agent.  All such Corporate Records are complete and accurately reflect, in all material respects, all transactions referred to in such Corporate Records.  There are no material transactions, agreements or other actions of the Company for the period covered by the Corporate Records that are not properly approved and/or recorded in the Corporate Records.

(l)            No consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the transactions contemplated herein and in the Subscription Agreements, except such as have been obtained or made under the Securities Act or the Exchange Act and such as may be required under the securities, or blue sky, laws of any jurisdiction in connection with the offer and sale of the Stock by the Company in the manner contemplated herein and in the Base Prospectus and the Prospectus Supplement.

(m)          Except as described in the Base Prospectus and the Prospectus Supplement, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right or who have been given timely and proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right, and the Company is not required to file any registration statement for the registration of any securities of any person or register any such securities pursuant to any other registration statement filed by the Company under the Securities Act (other than any registration statement on Form S-8 filed by the Company in connection with the proposed increase in shares reserved for issuance under the Company’s Amended and Restated Stock Incentive Plan as described in the

Company’s proxy statement for its 2004 annual meeting of stockholders) for a period of at least 90 days after the date hereof.

(n)           The financial statements, together with the related notes and schedules, of the Company included in the Base Prospectus, the Prospectus Supplement or the Registration Statement, or incorporated by reference therein, as the case may be, present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply in all material respects with the Securities Act and the Rules and Regulations thereunder, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations thereunder to be included in the Base Prospectus, the Prospectus Supplement or the Registration Statement, or incorporated by reference therein, as the case may be.

(o)           Except as set forth in the Base Prospectus and the Prospectus Supplement, there is no legal or governmental proceeding pending to which the Company is a party or of which any property or assets of the Company is the subject which, singularly or in the aggregate, if determined adversely to the Company, would be likely to have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the Company’s  knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(p)           The Company has good and marketable title in fee simple to, or valid rights to lease or otherwise use, all items of real or personal property (other than intellectual property) which are material to the business of the Company, in each case free and clear of all Liens that would be likely to result in a Material Adverse Effect.

(q)           The Company is not (i) in violation of any provision of its charter or bylaws, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, or condition of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or (iii) in violation in any respect of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, or any of its properties (including, without limitation, those administered by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA), except, with respect to clause (ii), any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

(r)            The contracts described in the Company’s periodic reports on Forms 10-Q, 10-K, and 8-K as filed by the Company with the Commission or incorporated by reference therein that are material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have a Material Adverse Effect, except in either case as described in the Base Prospectus and the Prospectus Supplement.

(s)           No labor problem or dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent, which would be likely to have a Material Adverse Effect.

(t)            The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations.  No “prohibited transaction” (as defined in Section 406 of ERISA, or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) has occurred with respect to any employee benefit plan which would be likely to have a Material Adverse Effect.  The Company has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.  Each “pension plan” (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would be likely to cause the loss of such qualification.

(u)           The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; all policies of insurance and fidelity or surety bonds insuring the Company and its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in the Base Prospectus or the Prospectus Supplement.

(v)           The Company has made all filings, applications and submissions required by, and possesses all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities (including, without limitation, the FDA, and any other foreign, federal, state or local government or regulatory authorities performing functions similar to those performed by the FDA) necessary to conduct its businesses (collectively, “Permits”), except for such Permits which the failure to obtain would not have a Material Adverse Effect, and is in compliance in all material respects with the terms and conditions of all such Permits; all of such Permits held by the Company are valid and in full force and effect; there is no pending or, to the Company’s knowledge, threatened action, suit, claim or proceeding which may cause any such Permit to be limited, revoked, cancelled, suspended, modified or not renewed and the Company has not received any notice of proceedings relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Base Prospectus or the Prospectus Supplement.

(w)          KPMG LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules for the years ended December 31, 2003 and 2002 included in the Base Prospectus, the Prospectus Supplement or the Registration Statement, or incorporated by reference therein, as the case may be, are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations.

(x)           The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, and except as set forth in the Base Prospectus and the Prospectus Supplement) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, or except as set forth in the Base Prospectus and the Prospectus Supplement.

(y)           The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), and the statements contained in any such certification are complete and correct. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-14(c) under the Exchange Act), and such controls and procedures are designed (i) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and (ii) to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company does not have any material weaknesses in internal controls, and there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company is otherwise in compliance in all respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated by the Commission (and intends to comply with all applicable provisions that are not yet effective upon effectiveness).

(z)           The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability of assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(aa)         Neither the Company nor any of its officers, directors or, to the Company’s knowledge, its affiliates, has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(bb)        The Company (i) is in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(cc)         There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of medical wastes, toxic wastes, hazardous wastes or hazardous substances by the Company at, upon or from any of the property now or previously owned or leased by the Company in violation of any applicable Environmental Law which would require remedial action under any applicable Environmental Law, except for any violation or remedial action which would not cause, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or of any medical wastes, toxic wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company had knowledge, except for any such spill, discharge, leak, emission, injection, escapes, dumpings or releases which would not cause or would not be reasonably likely to cause, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings or releases, a Material Adverse Effect; and the terms “hazardous substances,” “toxic wastes,” “hazardous wastes” and “medical wastes” shall have the meanings specified in any applicable Environmental Laws.

(dd)        In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(ee)         Except as set forth in the Base Prospectus and the Prospectus Supplement, the Company owns, possesses, licenses or has other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Base Prospectus and the Prospectus Supplement to be conducted.  Except as set forth in the Base Prospectus and the Prospectus Supplement, (a) there are no rights of third parties to any such Intellectual Property; (b) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and to the Company’s knowledge there are no other facts which would form a reasonable basis for any material claim; (f) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding could be commenced against any patent or patent application described in the Base Prospectus and the Prospectus Supplement as being owned by or licensed to the Company; and (g) the Company has taken all steps reasonably determined by the Company to be necessary to perfect its ownership of, other rights to or interest in the Intellectual Property.

(ff)          The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company were and, if still pending, are being conducted in accordance with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA).  The descriptions of the results of such studies and tests contained in the Base Prospectus and the Prospectus Supplement are accurate and complete in all material respects and fairly present the published data derived from such studies and tests.  The Company has not received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination or suspension of such studies or tests.

(gg)        The Company has adopted a Code of Business Conduct and Ethics that establishes policies and procedures for the conduct of the Company’s business in a legal, ethical and responsible manner.

(hh)        The Company has not failed to file with the applicable regulatory authorities (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) any material required filing, declaration, listing, registration, report or submission; all such filings, declarations, listings, registrations, reports or submissions were in compliance in all material respects with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions.

(ii)           No relationship, direct or indirect, exists between or among the Company on the one hand and the directors, officers, stockholders, customers or suppliers of the Company on the other hand which is required to be described in the Base Prospectus and the Prospectus Supplement and which is not so described.

(jj)           Neither the Company nor any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent or employee of the Company, has, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses, or received or retained any funds, relating to political activity; (ii) made any unlawful payment from corporate funds to, or received or retained any unlawful funds from, foreign or domestic government officials or employees or to or from foreign or domestic political parties or campaigns; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment or received or retained any other unlawful funds.

(kk)         The Company is not and, after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the Base Prospectus and the Prospectus Supplement, will not become an “investment company” as defined in the Investment Company Act of 1940, as amended.

(ll)           No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Base Prospectus and the Prospectus Supplement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm)       Other than as provided by this Agreement, the Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(nn)        The Company has not sustained, since the date of the latest audited financial statements included in the Base Prospectus, the Prospectus Supplement or the Registration Statement, or incorporated by reference therein, as the case may be, any material loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company, otherwise than as set forth in the Base Prospectus and the Prospectus Supplement.

(oo)        The Stock is registered under the Exchange Act and is duly listed and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National Market (“Nasdaq”) and the Company has taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from Nasdaq, nor has the Company received any information suggesting that the Commission or the National Association of Securities Dealers, Inc. (“NASD”) is contemplating terminating or suspending such registration or listing.

(pp)        There are no affiliations with the NASD among the Company’s officers, directors or, to the best of the knowledge of the Company, any five percent or greater stockholder of the Company, except as set forth in the Base Prospectus, the Prospectus Supplement or the Registration Statement or otherwise disclosed in writing to the Placement Agent.

(qq)        The Company has taken all necessary actions to ensure that, upon and at all times after the Nasdaq National Market shall have approved the Stock for inclusion, it will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq National Marketplace Rules that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq National Marketplace Rules not currently in effect upon and all times after the effectiveness of such requirements.

Any certificate signed by any officer of the Company and delivered to the Placement Agent or counsel for the Placement Agent in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to the Placement Agent and the Purchasers.

3.             THE CLOSING.  The time and date of closing and delivery of the documents required to be delivered to the Placement Agent pursuant to Section 6 hereof shall be at 12:00 P.M., local time, on March 26, 2004 (the “Closing Date”) at the office of Cooley Godward LLP, 4401 Eastgate Mall, San Diego, California.

4.             FURTHER AGREEMENTS OF THE COMPANY.   The Company agrees with the Placement Agent and the Purchasers:

(a) (i) to make no further amendment or supplement prior to the Closing Date to the Registration Statement or any amendment or supplement to the Prospectus Supplement, which shall be reasonably disapproved by the Placement Agent in good faith promptly after reasonable notice thereof; (ii) for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock, to advise the Placement Agent promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus Supplement or any amended Prospectus Supplement has been filed and to furnish the Placement Agent with copies thereof; (iii) to use its reasonable efforts to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission and Nasdaq pursuant to Section 13(a), 15 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; (iv) to advise the Placement Agent, promptly after it receives notices thereof, (x) of any request by the Commission to amend the Registration Statement or to amend or supplement the Prospectus Supplement or for additional information and (y) of the issuance by the Commission, of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document or any amendment or supplement thereto or any order preventing or suspending the use of the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any such purpose; and (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Base Prospectus or Prospectus Supplement or suspending any such qualification, promptly to use its reasonable efforts to obtain the withdrawal of such order.

(b)           To comply with the Securities Act and the Exchange Act, and the Rules and Regulations thereunder, so as to permit the completion of the distribution of the Stock as contemplated in this Agreement and the Prospectus Supplement. If during the period in which a prospectus is required by law to be delivered by a Placement Agent or a dealer in connection with the distribution of Stock contemplated by the Prospectus Supplement, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agent or counsel for the Placement Agent, it becomes necessary to amend or supplement the Prospectus Supplement in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus Supplement is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus Supplement to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Placement Agent and to dealers an appropriate amendment to the Registration Statement or supplement to the Prospectus Supplement so that the Prospectus Supplement as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus Supplement will comply with such law. Before amending the Registration Statement or supplementing the Base Prospectus in connection with the Offering, the Company will furnish the Placement Agent with a copy of such proposed amendment or supplement and will not file such amendment or supplement to which the Placement Agent reasonably objects.

(c)           To furnish promptly to the Placement Agent and to counsel for the Placement Agent a copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(d)           To deliver promptly to the Placement Agent such number of the following documents as the Placement Agent shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) the Base Prospectus, (iii) the Prospectus Supplement (not later than 10:00 A.M., New York time, on the Business Day following the execution and delivery of this Agreement) and any amendment or supplement thereto (not later than 10:00 A.M., New York City time, on the Business Day following the date of such amendment or supplement); and (iv) any document incorporated by reference in the Base Prospectus or Prospectus Supplement.  The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(e)           To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(f)            To promptly take from time to time such actions as the Placement Agent may reasonably request to qualify the Stock for offering and sale under the securities, or blue sky, laws of such jurisdictions (including without limitation any post -filing requirements) as the Placement Agent may designate and to continue such qualifications in effect for so long as required for the distribution of the Stock, and the Company will pay the fee of the NASD in connection with its review of the Offering, if applicable.  The Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

(g)           Not to directly or indirectly offer, sell, issue, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus Supplement without the prior written consent of SG Cowen, other than the Company’s sale of the Stock, the issuance of shares or options to purchase shares pursuant to qualified stock option plans or currently outstanding options, warrants or rights or in connection with any corporate partnership or strategic alliance, merger or acquisition transaction involving the Company.  The Company will cause each of the individuals listed on Exhibit B attached hereto to furnish to the Placement Agent, prior to the Closing Date, a letter, substantially in the form of Exhibit C attached hereto, pursuant to which each such person shall agree not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus Supplement, without the prior written consent of SG Cowen.  If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this Section 4(g) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(h)           Prior to the Closing Date, to furnish to the Placement Agent, as soon as they have been prepared, copies of any unaudited interim financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing or incorporated by reference in the Base Prospectus, the Prospectus Supplement or the Registration Statement.

(i)            Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Placement Agent is notified), without the prior written consent of the Placement Agent, unless in the judgment of the Company and its counsel, and after notification to the Placement Agent, such press release or communication is required by law.   In such event, the Company shall consult with the Placement Agent as to the contents of such press release.

(j)            To apply the net proceeds from the sale of the Stock as set forth in the Prospectus Supplement under the heading “Use of Proceeds.”

(k)           To comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(l)            To engage and maintain, at its expense, a registrar and transfer agent for the Stock.

(m)          To not take any action prior to the Closing Date which would require the Prospectus Supplement to be amended or supplemented pursuant to Section 4(b).

(n)           To supply the Placement Agent with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

(o)           The Company will use its best efforts to ensure that the Stock is quoted on the Nasdaq National Market at the Closing Date.

5.             PAYMENT OF EXPENSES.   The Company agrees with the Placement Agent to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock to the Purchasers and any taxes payable in that connection; (b) the costs incident to the Registration of the Stock under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, Base Prospectus and Prospectus Supplement and any amendments and exhibits thereto or any document incorporated by reference therein, and the costs of printing, reproducing and distributing, this Agreement by mail, telex or other means of communication; (d) the fees and expenses (including related reasonable fees and actual out-of-pocket expenses of counsel for the Placement Agent) incurred in connection with filings, if any, made with the NASD, if applicable; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(f) and of preparing, printing and distributing Blue Sky Memoranda (including related reasonable fees and actual out-of-pocket expenses of counsel to the Placement Agent); (g) all fees and expenses of the registrar and transfer agent of the Stock; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants and the travel and other expenses incurred by Company personnel in connection with any “roadshow” including, without limitation, any expenses advanced by the Placement Agent on the Company’s behalf (which will be promptly reimbursed)); provided that, except as otherwise provided in this Section 5 and in Sections 7 and 9, the Placement Agent shall pay its own costs and expenses, including the fees and expenses of its counsel.

6.             Conditions to the Obligations of the Placement Agent and the Purchasers, and the Sale of the Stock.   The respective obligations of the Placement Agent and the Purchasers, and the closing of the sale of the Stock hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)           No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Base Prospectus or the Prospectus Supplement or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent.  Any filings required to be made by the Company in accordance with Section 4(a) shall have been timely filed with the Commission.

(b)           The Placement Agent shall not have discovered on or prior to the Closing Date that the Registration Statement, the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Placement Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Base Prospectus and the Prospectus Supplement in light of the circumstances under which they were made) not misleading.

(c)           All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Stock, the Registration Statement, the Base Prospectus and the Prospectus Supplement and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)           The Placement Agent shall have received from each of (i) Cooley Godward LLP, counsel for the Company and (ii) Sterne, Kessler, Goldstein & Fox, patent counsel for the Company, such counsel’s written opinion and statement, addressed to the Placement Agent and dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent substantially as set forth in Exhibits D-1, and D-2 attached hereto, respectively.

(e)           The Placement Agent shall have received from Brown Raysman Millstein Felder & Steiner LLP, such opinion or opinions, dated the Closing Date and addressed to the Placement Agent, with respect to the issuance and sale of the Stock, the Registration Statement, the Base Prospectus, the Prospectus Supplement (together with any supplement thereto) and other related matters as the Placement Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)            The Company shall have furnished to the Placement Agent and the Purchasers a certificate, dated as of the Closing Date, executed by its Chief Executive Officer and President and its Vice President and Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the Base Prospectus and the Prospectus Supplement and, in their opinion, the Registration Statement (including the Base Prospectus) as of its effective date and the Prospectus Supplement, as of each such effective date, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Base Prospectus and the Prospectus Supplement in light of the circumstances under which they were made) not misleading, (ii) since the effective date of the Registration Statement no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the Base Prospectus or the Prospectus Supplement, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and covenants contained in this Agreement and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iv) subsequent to the date of the most recent financial statements included or incorporated by reference in the Base Prospectus and the Prospectus Supplement, there has been no change in the financial position or results of operation of the Company that would have a Material Adverse Effect, or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company, except as set forth in the Base Prospectus and the Prospectus Supplement and (v) the Registration Statement became effective on December 9, 2003, and to its knowledge, as of the Closing Date (I) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been commenced or are pending before or are contemplated by the Commission and (II) no action has been taken by any governmental agency, body or official, and no injunction, restraining order or order of any nature by any federal or state court has been issued, which would prevent the issuance of the Stock.

(g)           On the date of the execution of this Agreement, the Placement Agent shall have received from KPMG LLP a letter, addressed to the Placement Agent and dated such date, in form and substance reasonably satisfactory to the Placement Agent (i) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and

(ii) stating the conclusions and findings (or cold comfort) of such firm with respect to the financial statements and certain financial information contained or incorporated by reference in the Base Prospectus and the Prospectus Supplement.

(h)           On the Closing Date, the Placement Agent shall have received a letter (the “bring-down letter”) from KPMG LLP addressed to the Placement Agent and the Purchasers and dated the Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Base Prospectus and the Prospectus Supplement as of a date not more than three Business Days prior to the date of the bring-down letter), the conclusions and findings (or cold comfort) of such firm with respect to the financial information and other matters covered by its letter delivered to the Placement Agent concurrently with the execution of this Agreement pursuant to Section 6(g).

(i)            (i) The Company shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Base Prospectus and the Prospectus Supplement any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Base Prospectus and the Prospectus Supplement, and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated by the Base Prospectus and the Prospectus Supplement.

(j)            The Stock is registered under the Exchange Act and, as of the Closing Date, shall be listed and admitted and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Placement Agent.  The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Stock under the Exchange Act or delisting or suspending from trading the Stock from Nasdaq, nor has the Company received any information suggesting that the Commission or Nasdaq is contemplating terminating such registration or listing.

(k)           At the Execution Time, the Company shall have furnished to the Placement Agent a letter substantially in the form of Exhibit C hereto from each individual listed on Exhibit B attached hereto.

(l)            Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities other than current hostilities, or the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (iii) or (iv) makes it, in the sole judgment of the Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated by the Base Prospectus and the Prospectus Supplement.

(m)          No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Stock or materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Stock or materially and adversely affect the business or operations of the Company.

(n)           The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the Offering, including as an exhibit thereto this Agreement and any other documents relating thereto.

(o)           The Company shall have entered into Subscription Agreements with each of the Purchasers and such agreements shall be in full force and effect.

(p)           Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

7.             Indemnification and Contribution.

(a)           The Company shall indemnify and hold harmless the Placement Agent, its officers, employees, representatives and agents and each person, if any, who controls the Placement Agent within the meaning of the Securities Act (collectively the “Placement Agent Indemnified Parties” and each a “Placement Agent Indemnified Party”) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which that Placement Agent Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, is based upon or is in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Registration Statement or the Prospectus Supplement or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the

Base Prospectus, the Registration Statement or the Prospectus Supplement or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any breach of the representations and warranties of the Company contained herein or (iv) any act or failure to act, or any alleged act or failure to act, by the Placement Agent in connection with, or relating in any manner to, the Stock or the Offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i), (ii) or (iii) above; (provided that the Company shall not be liable in the case of any matter covered by this clause (iv) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Placement Agent through its gross negligence or willful misconduct), and shall reimburse each Placement Agent Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Placement Agent Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Base Prospectus, the Registration Statement or the Prospectus Supplement or any such amendment or supplement solely in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Placement Agent specifically for use therein, which information the parties hereto agree is limited to the Placement Agent’s Information (as defined in Section 15).  This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Placement Agent Indemnified Party.

(b)           The Placement Agent shall indemnify and hold harmless the Company its officers, employees, representatives and agents, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, is based upon or is in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Registration Statement or the Prospectus Supplement or in any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Placement Agent specifically for use therein, or (iii) any act or failure to act, or any alleged act or failure to act, by the Placement Agent in connection with, or relating in any manner to, the Stock or the Offering contemplated hereby to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by such Placement Agent through its gross negligence or willful misconduct, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that the parties hereto hereby agree that such written information provided by or on behalf of the Placement Agent consists solely of the Placement Agent’s Information.  This indemnity agreement is not exclusive and will be in addition to any liability, which the Placement Agent and the Purchasers might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties.  Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by the Placement Agent under this Section 7(b) exceed the total compensation received by such Placement Agent in accordance with Section 1(e).

(c)           Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an  indemnified party otherwise than under this Section 7.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action in accordance with the terms hereof and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Placement Agent, if the indemnified parties under this Section 7 consist of any Placement Agent Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties.  Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b) shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim.  Subject to the provisions of Section 7(d) below, no indemnifying party shall be liable for any settlement, compromise or consent to the entry of judgment in connection with any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action (other than a judgment entered with the consent of such indemnified party), the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)           If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and actual out-of-pocket expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)           If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Placement Agent on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Placement Agent on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company bears to the total compensation received by the Placement Agent with respect to the Stock purchased under this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided that the parties hereto agree that the written information furnished to the Company by the Placement Agent for use in the Prospectus Supplement consists solely of the Placement Agent’s Information.  The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(e) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7(e), the Placement Agent shall not be required to contribute any amount in excess of (x) the total price at which the Stock was offered and sold to the public, less (y) the amount of any damages which such Placement Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.             Termination.   The obligations of the Placement Agent and the Purchasers hereunder and under the Subscription Agreements may be terminated by the Placement Agent, in its absolute discretion by notice given to the Company prior to delivery (including electronic delivery) of and payment for the Stock if, prior to that time, any of the events described in Sections 6(i) or 6(l) have occurred or if the Purchasers shall decline to purchase the Stock for any reason permitted under this Agreement.

9.             Reimbursement of the Placement Agent’s Expenses.    If the sale of the Stock provided for herein is not consummated because any condition to the obligations of the Placement Agent and the Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 8 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Placement Agent, the Company will reimburse the Placement Agent upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel and any expenses advanced by the Placement Agent on the Company’s behalf) that shall have been incurred by the Placement Agent in connection with this Agreement and the proposed purchase and sale of the Stock and, upon demand, the Company shall pay the full amount thereof to SG Cowen.

10.          Successors; Persons Entitled to Benefit of Agreement.   This Agreement shall inure to the benefit of and be binding upon the Placement Agent, the Purchasers, the Company, and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Placement Agent Indemnified Parties, and the indemnities of the Placement Agent shall also be for the benefit of the Company Indemnified Parties.  It is understood that the Placement Agent’s responsibilities to the Company are solely contractual in nature and the Placement Agent does not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

11.          Survival of Indemnities, Representations, Warranties, etc.   The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Placement Agent, as set forth in this Agreement or otherwise made by them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Purchasers, the Company, or any person controlling any of them and shall survive delivery of and payment for the Stock.

12.          Notices.   All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Placement Agent, shall be delivered or sent by mail, telex or facsimile transmission to SG Cowen Securities Corporation, 1221 Avenue of the Americas, New York, New York 10020, Attention: Veronica Iuliano, Esq. (Fax: 212-278-7995), with a copy to: Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, New York, New York 10022, Attention: Stuart Bressman, Esq. (Fax: 212-895-2900).

(b)           if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Vical Incorporated, 10390 Pacific Center Court, San Diego, California 92121, Attention: Vijay B. Samant (Fax: 858-646-1150), with a copy to: Cooley Godward LLP, 4401 Eastgate Mall, San Diego, California 92121, Attention: L. Kay Chandler, Esq. (Fax: 858-550-6420).

13.          Definitions of Certain Terms.   The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday, a legal holiday, a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or any day on which the Nasdaq National Market is not open for trading.

“Effective Date” shall mean each date and time that the Registration Statement (and any post-effective amendment or amendments thereto) became or becomes effective.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Interference Proceeding” shall have the meaning set forth in 35 U.S.C. § 135.

“To the Company’s knowledge, aware” and words of similar import shall mean that which the officers or directors of the Company know or should have known using the exercise of reasonable due diligence.

14.          Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15.          Placement Agent’s Information.   The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Placement Agent’s Information consists solely of the statements concerning the Placement Agent contained in the third paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.

16.          Partial Unenforceability.   The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17.          General.   This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Placement Agent.

18.          Counterparts.   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agent, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

VICAL INCORPORATED

		By:	/s/ VIJAY B. SAMANT
Name: Vijay B. Samant
Title: President, CEO

Accepted as of the date first above written:

SG COWEN SECURITIES CORPORATION

By:	/s/ RICHARD E. GORMLEY
Name: Richard E. Gormley
Title: Managing Director

Exhibit A

Form of Subscription Agreement

SUBSCRIPTION AGREEMENT

Vical Incorporated
10390 Pacific Center Court
San Diego, California 92121

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1.                                      This Subscription Agreement (this “Agreement”) is made as of the date set forth below between Vical Incorporated, a Delaware corporation (the “Company”), and the Investor.

2.                                      The Company has authorized the sale and issuance to certain investors of up to 3,379,000 shares (the “Shares”) of its Common Stock, par value $.01 per share (the “Common Stock”), subject to adjustment by the Company’s Board of Directors, or a committee thereof, for a purchase price of $5.50 per share (the “Purchase Price”).

3.                                      The offering and sale of the Shares (the “Offering”) are being made pursuant to an effective Registration Statement on Form S-3 (including the Prospectus contained therein (the “Base Prospectus”), the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and a Prospectus Supplement (the “Prospectus Supplement”) containing certain supplemental information regarding the Shares and terms of the Offering that will be filed with the Commission and delivered to the Investor.

4.                                      The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the Shares of Common Stock set forth below for the aggregate purchase price set forth below.  The Shares shall be purchased pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.

5.                                      The manner of settlement of the Shares purchased by the Investor shall be determined by such Investor as follows (check one):

[____]    A.           Delivery by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth below, and released by Mellon Investor Services, the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing.  No later than one (1) business day after the execution of this Agreement by the Investor AND THE COMPANY, the Investor shall:

(I)            DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DEPOSIT/WITHDRAWAL AT CUSTODIAN (“DWAC”) INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)        REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

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THE CITIBANK PRIVATE BANK
153 East 53rd Street
New York, NY 10043
ABA # 021-000-089
Account Name: Vical Incorporated
Account Number:  74689402

– OR –

[____]    B.             Delivery versus payment (“DVP”) through DTC (i.e., the Company shall deliver Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent to the Investor at the Closing directly to the account(s) at SG Cowen Securities Corporation identified by the Investor and simultaneously therewith payment shall be made from such account(s) to the Company through DTC).  NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)            NOTIFY SG COWEN SECURITIES CORPORATION OF THE ACCOUNT OR ACCOUNTS AT SG COWEN SECURITIES CORPORATION TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)        CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT SG COWEN SECURITIES CORPORATION TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SHARES BEING PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC OR DVP IN A TIMELY MANNER.  IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6.                                      The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or any of its affiliates and (b) it has no direct or indirect affiliation or association with any NASD member.  Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

7.                                      The Investor represents that it has received the final Base Prospectus, dated December 9, 2003, which is a part of the Company’s Registration Statement, prior to or in connection with the receipt of this Agreement.

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Number of Shares:

Purchase Price Per Share: $

Aggregate Purchase Price: $

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: , 2004

INVESTOR

By:
Print Name:
Title:
Address:

Agreed and Accepted
this day of , 2004:

Vical Incorporated

By:
Title:

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ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SHARES

1.                                      Authorization and Sale of the Shares.  Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Shares.

2.                                      Agreement to Sell and Purchase the Shares; Placement Agent.

2.1                               At the Closing (as defined in Section 3.1), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions set forth herein, the number of Shares set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2                               The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Shares to them.  The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”

2.3                               Investor acknowledges that the Company intends to pay SG Cowen Securities Corporation (the “Placement Agent”) a fee (the “Placement Fee”) in respect of the sale of Shares to the Investor.

2.4                               The Company has entered into a Placement Agent Agreement (the “Placement Agreement”) with the Placement Agent that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor.  A copy of the Placement Agreement is available upon request.

3.                                      Closings and Delivery of the Shares and Funds.

3.1                               Closing.  The completion of the purchase and sale of the Shares (the “Closing”) will occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent.  At the Closing, (a) the Company will cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the Signature Page registered in the name of the Investor or, if so indicated on the Stock Certificate Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor and (b) the aggregate purchase price for the Shares being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.

3.2                               (a)                                  Conditions to the Company’s Obligations.  The Company’s obligation to issue the Shares to the Investor will be subject to the receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page and the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date.

(b)                                 Conditions to the Investor’s Obligations.  The Investor’s obligation to purchase the Shares will be subject to the accuracy of the representations and

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warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including, without limitation, those contained in the Placement Agreement (collectively, the “Company Closing Conditions”).  The Investor’s obligations are expressly not conditioned on the purchase by any or all of the other Investors of the Shares that they have agreed to purchase from the Company.

3.3                               Delivery of Funds.

(a)                                  Delivery by Electronic Book-Entry at The Depository Trust Company.  If the Investor elects to settle the Shares purchased by such Investor through delivery by electronic book-entry at DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the shares being purchased by the Investor to the following account designated by the Company and the Placement Agent pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”) dated as of March 23, 2004, by and among the Company, the Placement Agent and Brown Raysman Millstein Felder & Steiner LLP (the “Escrow Agent”):

THE CITIBANK PRIVATE BANK
153 East 53rd Street
New York, NY 10043
ABA # 021-000-089
Account Name: Vical Incorporated
Account Number:  74689402

Such funds shall be held in escrow until the Closing and delivered by the Escrow Agent on behalf of the Investors to the Company upon the satisfaction, in the sole judgment of the Placement Agent, of the Company Closing Conditions.  The Placement Agent shall have no rights in or to any of the escrowed funds, unless the Placement Agent and the Escrow Agent are notified in writing by the Company in connection with the Closing that a portion of the escrowed funds shall be applied to the Placement Fee.  The Company and the Investor agree to indemnify and hold the Escrow Agent harmless from and against any and all losses, costs, damages, expenses and claims (including, without limitation, court costs and reasonable attorneys fees) (“Losses”) arising under this Section 3.3 or otherwise with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, unless it is finally determined that such Losses resulted directly from the willful misconduct or gross negligence of the Escrow Agent.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Investor shall also furnish to the Placement Agent a completed W-9 form (or, in the case of an Investor who is not a United States citizen or resident, a W-8 form).

Investor acknowledges that the Escrow Agent acts as counsel to the Placement Agent, and shall have the right to continue to represent the Placement Agent, in any action, proceeding, claim, litigation, dispute, arbitration or negotiation in connection with the Offering, and Investor hereby consents thereto and waives any objection to the continued representation of the Placement Agent by the Escrow Agent in connection therewith based upon

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the services of the Escrow Agent under the Escrow Agreement, without waiving any duty or obligation the Escrow Agent may have to any other person.

(b)                                 Delivery Versus Payment through The Depository Trust Company.  If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall confirm that the account or accounts at SG Cowen Securities Corporation to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Shares being purchased by the Investor.

3.4                               Delivery of Shares.

(a)                                  Delivery by Electronic Book-Entry at The Depository Trust Company.  If the Investor elects to settle the Shares purchased by such Investor through delivery by electronic book-entry at DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Investor are maintained, which broker/dealer shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing Mellon Investor Services, the Company’s transfer agent, to credit such account or accounts with the Shares by means of an electronic book-entry delivery.  Such DWAC shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agent.  Simultaneously with the delivery to the Company by the Escrow Agent of the funds held in escrow pursuant to Section 3.3 above, the Company shall direct its transfer agent to credit the Investor’s account or accounts with the Shares pursuant to the information contained in the DWAC.

(b)                                 Delivery Versus Payment through The Depository Trust Company.  If the Investor elects to settle the Shares purchased by such Investor by delivery versus payment through DTC, no later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall notify SG Cowen Securities Corporation of the account or accounts at SG Cowen Securities Corporation to be credited with the Shares being purchased by such Investor.  On the Closing Date, the Company shall deliver the Shares to the Investor directly to the account(s) at SG Cowen Securities Corporation identified by Investor and simultaneously therewith payment shall be made from such account(s) to the Company through DTC.

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4.                                      Representations, Warranties and Covenants of the Investor.

4.1                               The Investor represents and warrants to, and covenants with, the Company that (a) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares, (b) the Investor has answered all questions on the Signature Page for use in preparation of the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) the Investor, in connection with its decision to purchase the number of Shares set forth on the Signature Page, relied only upon the Base Prospectus, the Prospectus Supplement, the Company’s regular reports on Forms 10-K, 10-Q and 8-K, which are incorporated by reference therein, as filed by the Company with the Commission, and the representations and warranties of the Company contained herein.

4.2                               The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or any Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States where action for that purpose is required.  Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.  The Placement Agent is not authorized to make and has not made any representation or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Base Prospectus or the Prospectus Supplement.

4.3                               Investor further represents and warrants to, and covenants with, the Company that (a) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

4.4                               Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

4.5                               Investor represents, warrants and agrees that it has not engaged in any short selling of the Company's securities, or established or increased any "put equivalent

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position" as defined in Rule 16(a)-1(h) under the Securities Exchange Act of 1934 with respect to the Company's securities, within the past 10 trading days.

5.                                      Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

6.                                      Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered as addressed as follows:

(a)                                  if to the Company, to:

Vical Incorporated
10390 Pacific Center Court
San Diego, California 92121
Attention:  Vijay B. Samant
Phone: 858-646-1100
Telecopy: 858-646-1150

with copies to:

Cooley Godward LLP
4401 Eastgate Mall
San Diego, California 92121
Attention: L. Kay Chandler, Esq.
Phone: 858-550-6014
Telecopy: 858-550-6420

(b)                                  if to the Investor, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.                                      Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.                                      Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.                                      Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.                               Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

12.                               Termination.  In the event that the Placement Agent Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

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EXHIBIT A

VICAL INCORPORATED

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained)

6.	DTC Participant Number

7.	Name of Account at DTC Participant being credited with the Shares

8.	Account Number at DTC Participant being credited with the Shares

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Exhibit B

Individuals Subject to Lock-Up Agreements

Vijay B. Samant

David C. Kaslow, M.D.

Martha J. Demski

Alan E. Dow, J.D., Ph.D.

Kevin R. Bracken

Alain P. Rolland

Robert H. Campbell

R. Gordon Douglas, M.D.

M. Blake Ingle, Ph.D.

Patrick F. Latterell

Gary A. Lyons

Robert C. Merton, Ph.D.

Exhibit C

Form of Lock-Up Agreement

Lock-Up Agreement

March      , 2004

SG Cowen Securities Corporation

1221 Avenue of the Americas

New York, New York 10020

Re:   Vical Incorporated – Offering of Common Stock

Dear Sirs:

In order to induce SG Cowen Securities Corporation (“SG Cowen”) to enter into a certain placement agent agreement with Vical Incorporated, a Delaware corporation (the “Company”), with respect to the offering of shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), the undersigned hereby agrees that for a period of 90 days following the date of the final prospectus (the “Final Prospectus”) filed by the Company with the Securities and Exchange Commission in connection with such offering, the undersigned will not, without the prior written consent of SG Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable in Common Stock or (iii) engage in any short selling of the Common Stock.

Notwithstanding the foregoing, nothing contained herein will be deemed to restrict or prohibit the transfer of shares of Common Stock, Beneficially Owned Shares or securities convertible into or exercisable or exchangable for shares of Common Stock (i) as a bona fide gift, (ii) as a distribution to partners, retired partners or the estates of such partners or retired partners or shareholders of the undersigned or (iii) to a trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided in each of cases (i), (ii) and (iii) that the donees, distributees or transferees thereof agree in writing to be bound by the terms hereof.  For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, the foregoing shall not be deemed to restrict or prohibit the sale of shares of Common Stock pursuant to, or the entry into or modification of, a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of shares of Common Stock within the lock-up period).

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock or Beneficially Owned Shares are transferred from the undersigned from and after the date hereof shall be bound by the terms of this Agreement.

It is understood that, if the Company notifies the undersigned that it does not intend to proceed with the offering contemplated hereby, the undersigned shall be released from its obligations under this Agreement.  In addition, this Agreement shall lapse and become null and void if such offering shall not have occurred on or before June 30, 2004.

In addition, the undersigned hereby confirms that the undersigned does not have the right to request or demand registration pursuant to the Securities Act of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.  In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock or Beneficially Owned Shares.

SIGNATURE BLOCK FOR A NATURAL PERSON

Name:
Please Print

Date:

SIGNATURE BLOCK FOR A CORPORATION, PARTNERSHIP, TRUST OR OTHER ENTITY

Name of corporation, partnership, trust or other entity, including type of entity and jurisdiction of organization:

Please Print

By:

Name:
Please Print
Title:
Please Print

Date:

[Signature Page to Lock-Up Agreement]

Exhibit D-1
Legal Opinion of Cooley Godward LLP

March 26, 2004 SG Cowen Securities Corporation 1221 Avenue of the Americas New York, New York 10020	ATTORNEYS AT LAW 4401 Eastgate Mall San Diego, CA 92121-1909 Main 858 550-6000 Fax 858 550-6420 www.cooley.com L. KAY CHANDLER (858) 550-6014 kchandler@cooley.com	Broomfield, CO 720 566-4000 Palo Alto, CA 650 843-5000 Reston, VA 703 456-8000 San Francisco, CA 415 693-2000

Ladies and Gentlemen:

We have acted as counsel for Vical Incorporated, a Delaware corporation (the “Company”), in connection with the sale by the Company to the Purchasers listed on Exhibit A hereto (the “Purchasers”) of up to 3,379,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), pursuant to that certain Placement Agent Agreement, dated as of March 23, 2004 (the “Placement Agent Agreement”), by and between the Company and you, as placement agent (the “Placement Agent”), and the Subscription Agreements, each dated as of March 23, 2004 (the “Subscription Agreements”), by and among the Company and each of the purchasers listed on Exhibit A (the “Purchasers”).  We are rendering this opinion pursuant to Section 6(d) of the Placement Agent Agreement.  Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Placement Agent Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in, and made pursuant to, the Placement Agent Agreement and Subscription Agreements by the various parties, and have examined and relied upon the originals or copies of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including the Registration Statement on Form S-3 (No. 333-107986) relating to the Shares (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 14, 2003, the prospectus included within the Registration Statement (the “Base Prospectus”), and the supplemented form of prospectus relating to the Shares (the “Prospectus Supplement”), dated March 23, 2004 and filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act.

As to certain factual matters, we have relied upon a certificate executed by an officer of the Company and have not sought to independently verify such matters.  Where we render an opinion “to our knowledge” or concerning an item “known to us” or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company; (ii) an examination of a certificate executed by an officer of the Company covering such matters; and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Placement Agent Agreement and Subscription Agreements) where authorization, execution and delivery are prerequisites to the effectiveness of such documents.  We have also assumed that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you and the Purchasers have received all documents you or they were to receive under the Placement Agent Agreement and Subscription Agreements, as applicable; that the Placement Agent Agreement and Subscription Agreements are obligations binding on the Placement Agent and each of the Purchasers, as applicable; and that there are no extrinsic agreements or understandings between the various parties to the Placement Agent Agreement or Subscription Agreements that would modify or interpret the terms thereof or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the laws of the State of California, the General Corporation Law of the State of Delaware (the “DGCL”) and the federal securities laws of the United States.  We express no opinion as to whether the laws of any particular jurisdiction apply, and we express no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any tax, insolvency or antitrust law, rule or regulation.  We are not rendering any opinion and, except as set forth in the penultimate paragraph herein, we are not providing any assurance, as to compliance with any antifraud law, rule or regulation.  Furthermore, we express no opinion with respect to any consents, approvals or filings with the National Association of Securities Dealers, Inc. (the “NASD”) and any consents, approvals or filings as may required under state securities laws in connection with the purchase and distribution of the Shares.

With respect to our opinion in paragraph 1 below, as to the Company’s good standing as a foreign corporation under the laws of the State of California, we have relied solely upon an examination of a certificate of good standing issued by the Secretary of State of the State of California.  We have undertaken no independent verification with respect thereto, and we have made no further investigation.

With respect to our opinion in Paragraph 3 below, as to full payment for the Shares, we have assumed full payment by the Purchasers for the Shares in accordance with the terms of the Placement Agent Agreement and Subscription Agreements.

With respect to our opinion in Paragraph 4 below, as to the Material Agreements (as defined below), we have relied solely upon the list of material agreements and instruments filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 or to the Company’s Current Report on Form 8-K filed on March 24, 2004 (collectively, the “Material Agreements”).  We have undertaken no independent verification with respect thereto,

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and we have made no further investigation.  We have assumed that there are no amendments or modifications to the Material Agreements in the form filed as exhibits that would modify or interpret the terms thereof or the respective rights or obligations of the parties thereunder.

With respect to our opinion in paragraph 6 below, as to conflicts with, breaches or violations of or defaults under the Material Agreements, we have relied solely upon (i) our review of such Material Agreements, (ii) an examination of a certificate executed by an officer of the Company and (iii) an inquiry of attorneys within this firm who perform legal services for the Company.  We have undertaken no independent verification with respect thereto, and we have made no further investigation.  We express no opinion with respect to applicable laws, rules or regulations which may limit the availability of indemnity or contribution under the Placement Agent Agreement or otherwise.

With regard to paragraph 7 below, our opinion is based solely upon oral advice from the staff of the Commission that the Registration Statement was declared effective under the Securities Act at 12:00 p.m. Eastern time on December 9, 2003, and that no stop order suspending the effectiveness of the Registration Statement has been issued and that no proceedings for that purpose have been initiated or are pending or contemplated by the Commission.  We have made no further investigation.

With respect to our opinion in paragraph 11 below, as to legal or governmental proceedings, we have relied solely upon (i) an examination of a certificate executed by an officer of the Company and (ii) an inquiry of attorneys within this firm who perform legal services for the Company.  We have undertaken no independent verification with respect thereto, and we have made no further investigation.

With respect to our opinion in paragraph 13 below, we have based our opinion, to the extent we consider appropriate, on Rule 3a-8 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and an examination of a certificate executed by an officer of the Company as to the Company’s compliance with each of the requirements necessary to comply with Rule 3a-8.  We have undertaken no independent verification with respect thereto, and we have made no further investigation.  The Company has not filed an application requesting an order granting exemption pursuant to Section 3(b)(2) of the Investment Company Act and, to our knowledge, has no intent to do so.

With respect to our opinion in paragraph 14 below, we have relied solely upon (i) an examination of a certificate executed by an officer of the Company and (ii) an inquiry of attorneys within this firm who perform legal services for the Company.  We have undertaken no independent verification with respect thereto, and we have made no further investigation.

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On the basis of the foregoing and in reliance thereon, and with the foregoing qualifications, we are of the opinion that:

1.                                       The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation under the laws of the State of California, and has the corporate power and authority necessary to own or lease its properties and to conduct its business as described in the Base Prospectus and Prospectus Supplement.

2.                                       The Company has authorized capital stock as set forth in the Base Prospectus.

3.                                       The Shares have been duly authorized and, when issued and delivered to the Purchasers against payment therefor, as described in the Placement Agent Agreement and the Subscription Agreements, will be duly and validly issued, fully paid and non-assessable.

4.                                       There are no preemptive or similar rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Shares pursuant to the Company’s certificate of incorporation or by-laws or any of the Material Agreements.

5.                                       The Placement Agent Agreement and the Subscription Agreements have been duly authorized, executed and delivered by the Company.

6.                                       The execution, delivery and performance of the Placement Agent Agreement and the Subscription Agreements by the Company and the issuance and sale of the Shares to the Purchasers pursuant thereto will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the Material Agreements, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or the DGCL, any United States federal or California state statute, law, rule or regulation applicable to the Company or any judgment, order or decree known to us of any court or governmental agency or body in the United States specifically naming the Company or any of its properties.

7.                                       The Registration Statement is effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceeding for that purpose is pending or threatened by the Commission.

8.                                       Except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws or the rules and regulations of the NASD in connection with the purchase and distribution of the Shares, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the

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execution, delivery and performance of the Placement Agent Agreement by the Company and the consummation by the Company of the transactions contemplated thereby.

9.                                       To our knowledge, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement, the completion of the Offering or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

10.                                 The statements in the Base Prospectus under the heading “Description of Capital Stock,” to the extent that they purport to constitute a summary of the terms of the Common Stock, fairly present the matters described therein in all material respects.

11.                                 To our knowledge and other than as set forth or referred to in the Base Prospectus and the Prospectus Supplement, there are no legal or governmental proceedings (including any such proceedings relating to the Company’s intellectual property) pending to which the Company is a party or of which any property of the Company is the subject, which singularly or in the aggregate could reasonably be expected to have a Material Adverse Effect on the Company or would prevent or adversely affect the ability of the Company to perform its obligations under the Placement Agent Agreement.

12.                                 The Registration Statement (including the Base Prospectus), as of its effective date, and the Prospectus Supplement, as of its effective date, and any further amendments or supplements thereto, as of their respective effective dates, made by the Company prior to the Closing Date (other than the financial statements, related schedules, other financial data and statistical data derived therefrom contained or referred to therein, as to which we express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations, and the documents incorporated by reference in the Base Prospectus and the Prospectus Supplement and any further amendment or supplement to any such incorporated document made by the Company prior to the Closing Date (other than the financial statements, related schedules, other financial data and statistical data derived therefrom contained or referred to therein, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

13.                                 The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Base Prospectus and the Prospectus Supplement, will not be, subject to registration as an “investment company” as defined in the

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Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

14.                                 To our knowledge, there are no agreements or instruments of a character which are required to be filed as exhibits to the Registration Statement or incorporated therein by reference that have not been so filed or incorporated by reference.

*****

In connection with the preparation of the Prospectus Supplement, we have participated in conferences with officers and representatives of the Company and the Company’s certified public accountants, as well as with the Placement Agent and counsel to the Placement Agent.  Although we have not independently verified, and accordingly, except as otherwise set forth in paragraphs 2 and 10 above, are not confirming and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, Base Prospectus or Prospectus Supplement, on the basis of the foregoing, nothing has come to our attention that has caused us to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Base Prospectus or the Prospectus Supplement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that we express no belief as to the financial statements, related schedules, other financial or accounting data or statistical data derived therefrom contained in the Registration Statement, the Base Prospectus or the Prospectus Supplement.

This opinion is furnished to you as Placement Agent and is solely for your benefit and may not be made available to or relied upon by any other person, firm or entity without our prior written consent.

Very truly yours,

Cooley Godward llp

By:
L. Kay Chandler

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Exhibit A

PURCHASERS

Exhibit D-2

Legal Opinion of Sterne, Kessler, Goldstein & Fox

March 26, 2004

SG Cowen Securities Corporation

1221 Avenue of the Americas

New York, New York 10020

Re:  Vical Incorporated 3,379,000 Shares of Common Stock

Dear Sirs:

We have acted as patent counsel for Vical Incorporated, a Delaware corporation (the “Company”), in certain Intellectual Property matters for which the sale by the Company has requested consultation.  This opinion is being furnished pursuant to Section 6(d) of the Placement Agent Agreement, dated March 23, 2004 (the “Placement Agent Agreement”), by and between the Company and SG Cowen Securities Corporation.  All defined terms not defined herein shall have the meanings ascribed to them in the Placement Agent Agreement.

We are familiar with the technology used by the Company in its business and the manner of its use thereof and we have read the Registration Statement, the Base Prospectus, the Prospectus Supplement and the documents incorporated by reference therein, under the captions “Risk Factors—Our patents and proprietary rights may not provide us with any benefit and the patents of others may prevent us from commercializing our products” and “Risk Factors—The legal proceedings to obtain and defend patents, and litigation of third-party claims of intellectual property infringement, could require us to spend money and could impair our operations” and we have read the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on March 11, 2004, under the caption “Intellectual Property” (collectively, the “Intellectual Property Sections”).

We are of the opinion that:

1.                                       To the best of our knowledge, the statements in the Intellectual Property Sections are accurate and fair summaries of the legal matters referred to therein. subject to the following.  As we do not represent the Company for all Intellectual Property matters referred to in the Intellectual Property Sections, we cannot verify: 1) that the statements concerning the number of pending patent applications, the number of issued patents, and their expiration dates, are correct; and 2) that the statements concerning Aventis Pasteur, the University of Texas, Merck & Co., Inc., the University of Michigan, the Wisconsin Alumni Research Foundation (WARF), and Corautus Genetics are correct.  Although, we have no reason to doubt the accuracy of the Company’s statements.

2.                                       To the best of our knowledge, the Company owns or co-owns all patents, patent applications and trademarks handled on behalf of the Company by our firm, which are described in the Registration Statement, the Base Prospectus, the Prospectus Supplement and the documents incorporated by reference therein as being owned or co-owned by it.

3.                                       Subject to the following, to the best of our knowledge, there are no pending or threatened actions, suits or proceedings against or affecting any patents, patent applications, or trademarks (“Intellectual Property”) owned or used by the Company or necessary to conduct the business now or proposed to be conducted by it as described in the Registration Statement, the Base Prospectus, the Prospectus Supplement and the documents incorporated by reference therein, to which the Company is a party or to which any of the properties of the Company is subject, except as disclosed in the Registration Statement, the Base Prospectus, the Prospectus Supplement and the documents incorporated by reference therein.  The Company has just received notice that European Patent EP1032428 has been opposed.  To the best of our knowledge, the opposition documents were filed at the European Patent Office by one or more opponent on March 17, 2004.

4.                                       To the best of our knowledge, the Company has not received any notice of infringement or alleged infringement by the Company or conflict with asserted rights of others with respect to any Intellectual Property, except as disclosed in the Registration Statement, the Base Prospectus, the Prospectus Supplement and the documents incorporated by reference therein.

5.                                       To the best of our knowledge, all pending patent applications handled on behalf of the Company by our firm, referred to in the Registration Statement, the Base Prospectus, the Prospectus Supplement and the documents incorporated by reference therein have been duly and properly filed with the U.S. Patent and Trademark Office.

6.                                       Nothing has come to our attention that causes us to believe that the Intellectual Property Sections in the (a) Registration Statement or any amendment thereof, at the time the Registration Statement became effective, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein to make the statements therein not misleading, or (b) the Base Prospectus or the Prospectus Supplement, as amended or supplemented as of their respective dates and as of the date hereof, included any untrue statement of material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

With respect to patents and patent applications discussed in the Registration Statement, the Base Prospectus, the Prospectus Supplement and the documents incorporated by reference therein that were filed and prosecuted by our firm, we have relied on information provided to us by or on behalf of the named inventors concerning matters such as their knowledge of prior art, the disclosure required to enable others to make and use the respective inventions, and the best mode contemplated by the named inventors for carrying out their respective inventions. We have endeavored to notify the named inventors of their duty of candor toward the U.S. Patent and Trademark Office, but we have not made, nor are we in a position to make, an independent investigation of such technical information provided to us by the inventors. In only a few instances was a preliminary patentability search performed at or around the time the invention was first disclosed to this firm, and those cases where such a search was performed, it was only a limited search. We make no representations as to the completeness of these searches. No further search for prior art references has been conducted at this time in connection with the rendering of the present opinion. Relevant prior art references may exist which could affect the patentability of the patents and patent applications described in the Registration Statement, the Base Prospectus, the Prospectus Supplement and the documents incorporated by reference therein. There is no assurance that patents will ultimately be granted from these applications or that, if patents are granted, they will ultimately be upheld in litigation if challenged or that they will have commercially significant scope.

The information provided in this letter is current as of the present date. We assume no obligation to provide you with information that may hereafter be brought to our attention, whether or not deemed material.

Very truly yours,